SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-BIOWHITTAKER INC.

          GIL II, LTD.
                                 9/26/97           10,000-           11.6250
          GABELLI FUNDS, INC.
               THE GABELLI ASSET FUND
                                 9/26/97           10,000-           11.6250
               THE GABELLI ABC FUND
                                 9/26/97           40,000-           11.6250
          GAMCO INVESTORS, INC.
                                 9/26/97           50,000-           11.6250
                                 9/12/97            7,400            11.5625
          GAMCO INVESTORS, INC.
                                 9/26/97          174,200-           11.6250
          GABELLI ASSOCIATES LTD
                                 9/26/97           16,500-           11.6250
          GABELLI ASSOCIATES FUND
                                 9/26/97          253,300-           11.6250












          (1) THE TRANSACTIONS ON 9/26/97 WERE IN CONNECTION WITH THE TENDER OFFER DESCRIBED IN ITEM 5 (A) OF THIS AMENDMENT TO SCHEDULE 13D. ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.








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